COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)

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


                                                              Nine Months Ended June 30
                                                               1999                1998
                                                               ----                ----
Weighted average shares outstanding
         Common stock                                       4,755,243            4,558,016
         Common stock equivalents                             - 0 -      .         405,015
                                                       --------------       --------------


Weighted average common shares and
     equivalents                                            4,755,243            4,963,031
                                                       ==============       ==============


Net income                                                     204,402        $    209,716
                                                       ===============      ==============

Net income per share:
         Basic                                         $        0.04        $        0.05
         Diluted                                       $        0.04        $        0.04


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